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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-51855 on Form S-8 and in Registration Statement No. 333-28253 on Form S-8 of our report dated January 15, 1999, appearing in the Annual Report on Form 10-K of PanAmSat Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP
Stamford, Connecticut
March 30, 1999